                                                                   EXHIBIT 10.51


                                    Between
                         Konrad Hornschuch AG, Weissbach
                            -- hereinafter: "KHAG" --
              represented by the Chairman of the Supervisory Board,
                                 Dr. Walter Kuna

and
                            Mr. Rolf J. Gemmersdorfer

the following

                              EMPLOYMENT AGREEMENT

is concluded:

SS. 1 ACTIVITIES

(1) Effective as of 1 August 1998, Mr. Rolf J. Gemmersdorfer enters KHAG's service as Chairman of the Management Board.

         Mr. Gemmersdorfer is aware of the fact that in accordance with the Take-Over Codex the majority shareholder is to make a compensation offer to the minority shareholders and that the Company may possibly be converted into a partnership.

(2) Mr. Gemmersdorfer is obligated to conduct the Company's business with the care of a prudent businessman in accordance with the statutory regulations, the provisions of the Articles of Association, the Rules of Procedure for the Management Board and this Employment Agreement, and to represent the Company.

         The Management Board's overall responsibility is not affected by any departmental division.

(3) Without the Supervisory Board's consent Mr. Gemmersdorfer may during the term of the employment not engaged in any secondary activities, whether against or without valuable consideration.

         For the purpose of realization of synergies between Decora Industries Inc. ("Decora") and KHAG, Mr. Gemmersdorfer may accept a position with Decora or with a company affiliated with it.

SS. 2 REMUNERATION

(1) Mr. Gemmersdorfer will receive for his activities a fixed annual basic salary in the amount of

                                  DM 500,000,--

         for the first time on a pro-rata basis for calendar year 1998. The salary has to be paid in twelve equal monthly installments each time subsequently at the end of a month subject to deduction of taxes and social security contributions.

(2) In addition, Mr. Gemmersdorfer will receive a variable remuneration of DM 200,000,-- for business year 1999 and for the years 2000 through 2003 a variable remuneration in the amount of DM 250,000,-- each, provided that the respective budget targets adopted by the Supervisory Board will be achieved.

         The variable remuneration is calculated as follows:

         1. Achievement of the targeted KHAG profit before taxes in US GAAP (30% of the variable remuneration).

         2. Achievement of the targeted KHAG cash flow in US GAAP (30% of the variable remuneration).

         3. Planned synergies between Decora and KHAG will be achieved after adoption by the Supervisory Board (40% of the variable remuneration).

               Planning is the planning of the Management Board as coordinated with the Supervisory Board for the respective business year.

         4. For the business year 1999, the target remuneration for criteria 1-3 amounts to:

                                  DM 200,000.--

               For the business years 2000 through 2003, the target remunerations for criteria 1-3 amount to:

                                  DM 250,000.--

               The calculation of the remuneration is effected in the following way:

               Remuneration for each criterion starts with a target achievement exceeding 85%.

               a. For each percentage point over 85% up to 100%, 6.67% of the target remuneration will be paid, i.e., in case of

                    ---------------------------------- --------------------------- --------------------------
                           Target Achievement                 Calculation               Payment Factor
                    ---------------------------------- --------------------------- --------------------------
                                   85%                         0.07% x 0                      0%
                    ---------------------------------- --------------------------- --------------------------
                                  100%                         6.67% x 15                    100%
                    ---------------------------------- --------------------------- --------------------------

                    ---------------------------------- --------------------------- --------------------------

                    Example in case of 100% achievement of all criteria in:

                    1999:                     DM 200,000.--
                    2000 - 2003:              DM 250,000.--

               b. For each percentage point over 100% up to 110%, 1% of the target remuneration will be paid additionally, i.e. in case of

                    ---------------------------------- --------------------------- --------------------------
                           Target Achievement                 Calculation               Payment Factor
                    ---------------------------------- --------------------------- --------------------------
                                  101%                           1% x 1                       1%
                    ---------------------------------- --------------------------- --------------------------
                                  110%                          1% x 10                       10%
                    ---------------------------------- --------------------------- --------------------------

                    ---------------------------------- --------------------------- --------------------------

                    Example in case of 110% achievement of all criteria in:

                    1999:                     DM 220,000.--
                    2000 - 2003:              DM 275,000.--

               c. For each percentage point over 110%, 3% of the target remuneration will be paid additionally, i.e. in case of

                    ---------------------------------- --------------------------- --------------------------
                           Target Achievement                 Calculation               Payment Factor
                    ---------------------------------- --------------------------- --------------------------
                                  120%                          3% x 10                       30%
                    ---------------------------------- --------------------------- --------------------------
                                  130%                          3% x 20                       60%
                    ---------------------------------- --------------------------- --------------------------

                    ---------------------------------- --------------------------- --------------------------

                    Example in case of 120% achievement of all criteria in:

                    1999:                     DM 280,000.--
                    2000 - 2003:              DM 350,000.--

                    Example in case of 130% achievement of all criteria in:

                    1999:                     DM 340,000.--
                    2000 - 2003:              DM 425,000.--

               d. The variable remuneration may as a maximum be equal to the amount of the fixed remuneration and may not exceed the latter.

               This management bonus is due after adoption of the annual accounts by the Supervisory Board.

SS. 3 REMOVAL COSTS, TRANSITIONAL ARRANGEMENT, TRAVEL EXPENSES, BUSINESS ENTERTAINMENT EXPENSES, MOTOR VEHICLE

(1) Within 12 months after the start of this Employment Agreement, Mr. Gemmersdorfer will relocate his domicile from Bad Homburg to 74679 Weissbach or into the Weissbach region.

         KHAG will assume the costs for the removal firm hired to handle the move as well as the broker's commission for rented property as customary in the locality.

(2) Up to the day of the move, but for no more than 12 months after the start of this Employment Agreement, KHAG will assume the costs for a second residence up to a maximum gross amount of DM 1,000,-- per month.

(3) In case of business travel on KHAG's behalf, Mr. Gemmersdorfer is entitled to reimbursement of his travel and business entertainment expenses in such amount as is reimbursed tax-free to management-level employees (per diem, hotel expenses in accordance with receipt, first class tickets, first class transcontinental flights).

(4) An Audi AB 2.71 with car telephone and other fittings is available to Mr. Gemmersdorfer for business trips and may also be used for private purposes. The Company will bear operation and maintenance costs. Payment of tax on the benefit in money's worth on the basis of tax directives as well as social security contributions will be on Mr. Gemmersdorfer's account.

(5) KHAG will assume the costs for the private telephone; income tax accruing thereupon as well as social security contributions will have to be borne by Mr. Gemmersdorfer.

SS. 4 INSURANCE

         KHAG will take out for Mr. Gemmersdorfer the following personal insurance, whose premiums will during the term of this Agreement have to be paid by KHAG:

         a.  For death by accident                           DM 1,000,000.--
         b.  for the event of permanent disablement          DM 2,000,000.--
         c.  for additional medical costs                    DM    20,000.--
         d.  as bridging compensation                        DM   300,000.--

         Furthermore, a baggage insurance in the amount of DM 10,000.-- will be taken out for Mr. Gemmersdorfer on KHAG's account.

         Possibly accruing income tax and social security contributions on the premiums or insurance benefits will be on Mr. Gemmersdorfer's account.

         The insurance is valid for both the professional and the private areas. Benefits from such personal insurance will be effected in addition to possible benefits in accordance with ss.ss. 7-11.

SS. 5 LEAVE

         Mr. Gemmersdorfer is entitled to annual leave of 30 working days, which may also be taken parts. For 1998 there is a proportionate leave entitlement. Mr. Gemmersdorfer will coordinate his vacation times with the Chairman of the Supervisory Board under consideration of business matters.

         Leave days not taken during a calendar year will become forfeited on 31 March of the following calendar year.

SS. 6 INVENTIONS

(1) KHAG is entitled to any Inventions made by Mr. Gemmersdorfer in KHAG's special fields and improvements of inventions. Should industrial property rights be applied for, then this will be done in KHAG's name: the inventor, whose statutory claims to remuneration will remain unaffected by this, will be named. Incidentally, the provisions of the Employee Invention Act of 22.7.1957 (Federal Law Gazette --Bundeegesetzblatt-- 1967 Part 1 pages 758 et seq.) and the implementing regulations issued about it will be applicable.

(2) The same applies to possible inventions by Mr. Gemmersdorfer in the special fields of KHAG's subsidiaries.

SS. 7 MEDICAL CHECK-UP

         Mr. Gemmersdorfer undertakes to have a thorough medical check-up performed at Deutache Klinik fur Diagnostik DKD in Wiesbaden once per calendar year.

         Costs will be assumed by KHAG up to an amount of DM 2,000.--. Should Mr. Gemmersdorfer's health insurance refund a portion of the medical costs and should this not cause any disadvantages for the return of premium, then KHAG will only assume such amount as not refunded by the health insurance.

SS. 8 ILLNESS, DEATH

(1) Should Mr. Gemmersdorfer due to an illness be prevented from performing his activities, then he will continue to receive his undiminished fixed remuneration in accordance with ss. 2 Para. (1) for a period of six months.

(2) In the event of Mr. Gemmersdorfer's death during the time of his active services or during his retirement, such remuneration or pension will be paid to his surviving dependents for three months, calculated as of the first month following the month of Mr. Gemmersdorfer's death.

SS. 9 RETIREMENT PENSION

(1) Mr. Gemmersdorfer will obtain a claim to old-age pension pursuant to Paragraphs (2) through (4) provided that he has been in the Company's services for five full years of service.

(2) Upon retirement on reaching the age of 65, Mr. Gemmersdorfer will receive an old-age pension for life of at most 50% (fifty of hundred) of the remuneration pursuant to ss. 2 Para. (1). Thereby, the remuneration pursuant to ss. 2 Para. (1) last received by Mr. Gemmersdorfer prior to his retirement from service will be decisive.

(3) The old age pension will for each year of service completed with KHAG after the start of this Agreement be 3% of the decisive remuneration (please see (2)), but no more than 50% of such remuneration. Only full years of service with us will be taken into consideration.

(4)      a.    Should Mr. Gemmersdorfer due to cancellation, termination or non-extension retire from his employment prior to reaching the age of 65 and should be meet the conditions of Para. (1), then his claim to old-age pension will be left to him in the amount as applicable in accordance with Para. (2) at the time of his retirement.

         b.    Should Mr. Gemmersdorfer pass away in such case as described in
         a) after reaching the age of 65, then his present wife, Mrs. Heike Gemmersdorfer, and the children descending from this marriage will receive a widow's and orphan's pension pursuant to ss.ss. 11 and 12.

(5)      In addition to the retirement pension listed in Paragraphs (1) through
         (4), the premium for a life insurance taken out by Mr. Gemmersdorfer in the amount of DM 1,800.-- p.m. will be paid by KHAG up to the gross amount of DM 25,000.-- p.a., i.e. subject to deduction of social security contributions and income tax to be paid by Mr. Gemmersdorfer. Possible income taxes and social security contributions accruing additionally will have to be borne by Mr. Gemmersdorfer. The entitlement to a pension (retirement capital share) acquired by this payment - during the term of employment - will be counted against future pension payment in accordance with ss. 9 (1) through (4). The same applies to ss.ss. 11 and 12.

SS. 10 OCCUPATIONAL DISABILITY

         In the event of occupational disability, Mr. Gemmersdorfer -- provided that he is in KHAG's services --will receive an occupational disability pension in the amount of 50% of the remuneration in accordance with ss. 2 Para. (1).

SS. 11 WIDOW'S PENSION

(1) Should Mr. Gemmersdorfer pass away, then his present wife, Mrs. Heike Gemmersdorfer, will receive a widow's pension.

         Such widow's pension will amount to 50% of the pension that Mr. Gemmersdorfer did in fact receive at the time of his death and/or of the old-age pension that Mr. Gemmersdorfer could have claimed had his employment with the Company continued up to his reaching the age of 65, whereby the remuneration last received in accordance with ss. 2 Para.
         (1) will be decisive.

(2) Payment of the widow's pension will start upon the end of the payments in accordance with ss. B (2). The widow's pension will be granted for life, but no longer than up to a possible remarriage. The widow's pension commitment will become discharged in the event of absolute divorce of the marriage.

SS. 12 ORPHAN'S PENSION

(1) In the event of Mr. Gemmersdorfer's death, his children descending from his marriage with Mrs. Heike Gemmersdorfer will receive an orphans' pension at the same conditions as orphans' pensions are in accordance with the Federal Act for the Remuneration of Public Officials granted to surviving dependents of public officials.

(2) The orphans' pension will for each orphan (but for no more than three orphans) amount to 25% of the old-age pension that Mr. Gemmersdorfer did in fact receive at the time of his death and/or of the old-age pension that Mr. Gemmersdorfer could have claimed had his employment with the Company continued up to his reaching the age of 65, whereby the remuneration last received in accordance with ss. 2 Para. (1) will be decisive.

         As long as a widow's pension in accordance with ss. 11 is granted as well as the orphans' pension, the above rate will be reduced to 15%. Widow's and orphans' pensions together may not exceed the old-age pension that Mr. Gemmersdorfer could have claimed had his employment with the Company continued up to his reaching the age of 65, whereby the remuneration last received in accordance with ss. 2 Para. (1) will be decisive; otherwise they will be cut back on a pro-rata basis.

(3) The orphans' pensions will be paid as of the time as of which in accordance with ss. 11 the widow's pension will have to be paid. They will and in each case with the completion of the professional training, but no later than upon completion of the 27th year of life.

SS. 13 SECRECY

(1) Mr. Gemmersdorfer is obligated to maintain secrecy about all business transactions, trade secrets, operating methods and other confidential information he becomes privy to at KHAG and its subsidiaries due to his activities as a KHAG Management Board member. This obligation will remain in existence even after his withdrawal from KHAG's services.

(2) All written instructions, drawings, notes, memoranda or records regarding such trade secrets or confidential information that are in Mr. Gemmersdorfer's possession during the term of this Agreement are KHAG's property and have to be returned upon request and in any case in the event of termination of this Agreement. Mr. Gemmersdorfer will not keep any copies or excerpts of records. The same responsibility applies to his heirs.

SS. 14 TERMINATION OF EMPLOYMENT

(1) Except in the event of expiration of the term of this Agreement in accordance withss.15, the employment will end:

         a.    Upon reaching the age of 65 or

         b. if Mr. Gemmersdorfer should become permanently disabled in accordance with the social security legislation or

         c. in the event of revocation of the appointment in accordance with ss. 84 Para. (3) Companies Act (Aktiengeestz). Illness lasting for more than six months may also constitute an important reason for such revocation of appointment.

(2) 12 months prior to the end of the term of this Agreement in accordance with ss. 15, both parties will declare whether the cooperation shall be continued after the expiration of the Agreement. Such declaration will have to be made in writing.

(3) In case of premature termination of this Agreement during the first three years, Mr. Gemmersdorfer will notwithstanding the remaining term of the Agreement be entitled to a maximum claim for remuneration for the remaining term of this Agreement inclusive of a settlement in the amount of two annual salaries in accordance with ss. 2 Para. (1).

SS. 15 TERM OF AGREEMENT

         This Agreement starts on 1 August 1998 and will expire on 31 July 2003.

         In the event of reappointment, this Agreement will be extended for the term of such reappointment.

SS. 16 FINAL REMARKS

(1) All modifications and amendments to this Agreement require written form in order to be valid; this requirement may not be excluded by oral agreement.

(2) Should individual provisions of this Agreement be or become totally or partially invalid or should there be a gap in this Agreement, then the validity of the remaining provisions shall remain unaffected. Instead of the invalid provision such valid provision will be deemed as agreed upon as corresponds as closely as possible to the meaning and purpose of the invalid provision.

         The Agreement will enter into force subject to the KHAG Personnel Committee's consent to this Agreement and the resolution by the KHAG Supervisory Board concerning the appointment.

Konigstein, 18 July 1998                        Konigstein, 18 July 1998



----------------------------------              ----------------------------
Konrad Hornschuch AG                            Rolf J. Gemmersdorfer
represented by the Chairman of the
Supervisory Board, Dr. Walter Kuna